Exhibit 99

Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned (Continued)

1. Title of Security	2.	Trans-	2A.	Deemed	3.	Trans-	4.	Securities Acquired (A)		5. Amount of	6. Owner-	7. Nature of
(Instr. 3)		action		Execution		action	or Disposed of (D)			Securities	ship Form:	Indirect
		Date		Date, if		Code	(Instr. 3, 4 and 5)			Beneficially	Direct (D)	Beneficial
				any		(Instr. 8)				Owned	or Indirect	Owner-
										Following	(I)	ship
Reported
	(Month/		(Month/							Transaction(s)
	Day/		Day/
	Year)		Year)

(A) or
					Code V		Amount	(D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)

Common Stock, par value $0.0001 per share	11/30/06				S		1,000,000	D	$6.3488	15,450,000	D

Common Stock, par value $0.0001 per share	12/01/06				S		338,000	D	$6.3464	15,112,000	D